Exhibit 99.2

MCG Diagnostics Corporation 350 Oak Grove Parkway St. Paul, MN 55127 USA Telephone: (651) 484-4874 Facsimile: (651) 484-4826

FOR IMMEDIATE RELEASE

MGC Diagnostics Corporation Reports Third Quarter

Fiscal Year 2012 Operating Results

SAINT PAUL, MN (August 30, 2012) — MGC Diagnostics Corporation (NASDAQ: MGCD) (formerly Angeion Corporation (NASDAQ:ANGN)), a global medical technology company, today reported financial results for the third quarter of fiscal year 2012, ended July 31, 2012.

Third Quarter Highlights and Recent Developments:

•	Total revenues increased 8% to $6.9 million from $6.4 million in Q3 2011;
•	International sales increased 14% to $1.3 million versus Q3 2011;
•	Equipment sales increased 13% to $4.1 million versus Q3 2011;
•	Order backlog at end of Q3 2012 was approximately $600,000 higher compared to Q3 2011;
•	Recurring revenue in the third quarter of $2.7 million accounted for 39% of total revenues in the quarter;
•	Maintenance and service contract billings increased 22%;
•	Strong balance sheet with $8.7 million in cash and investments, $12.7 million of working capital and no long-term debt.
•	Rated #1 by MD Buyline User Satisfaction Survey in all categories, July 1, 2012;
•	As announced earlier today, the Company sold the assets of its New Leaf business to Life Time Fitness (NYSE: LTM), effective August 28, 2012. Life Time Fitness paid the Company $1.0 million at closing, and will pay an additional $235,000 over the next 18 months.

For the third quarter of fiscal year 2012 total revenues increased 8% to $6.9 million compared to $6.4 million in the third quarter of fiscal 2011. Domestic sales for the third quarter totaled $5.6 million, compared to $5.3 million in the previous year’s third quarter and international sales were $1.3 million, versus $1.1 million in last year’s comparable third quarter.

During the third quarter, equipment, supplies and accessories sales totaled $5.9 million, compared to $5.3 million during last year’s comparable quarter. Service revenues for the third quarter decreased $47,000, or 4.4%, to $1.02 million versus $1.07 million in last year’s third quarter. The decrease in service revenues for the quarter reflects the Company’s strategic decision to no longer support older customer equipment and to focus on transitioning those customers to newer MGC Diagnostic equipment. For the third quarter of fiscal 2012 income from discontinued operations was $147,000 (see “Discontinued Operations” below). The Company reported a net loss of $133,000, or ($0.03) per diluted share, versus net loss of $81,000, or ($0.02) per diluted share, in the comparable quarter last year.

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Gross margin for the quarter was 53.7% compared to 57.5% in the third quarter of fiscal year 2011. This decrease is due in part to lower margin Group Purchasing Organization (GPO) sales accounting for a higher percent of fiscal 2012 Company sales.

General and administrative expenses in the third quarter of fiscal 2012 totaled $913,000 versus $916,000 in the comparable quarter last year. Sales and marketing expenses including GPO fees were $2.1 million compared to $1.6 million in the third quarter of fiscal year 2011. Research and development costs were $825,000 compared to $924,000 in last year’s third quarter, reflecting an additional $100,000 of capitalized software development costs booked during the just completed third quarter.

For the nine month period, the Company reported total revenues of $18.9 million compared to $19.1 million in the first nine-months of 2011. For the nine months of fiscal 2012, income from discontinued operations was $277,000 compared to a loss of $518,000 (see “Discontinued Operations” below). The Company reported a net loss of $791,000, or $(0.21) per fully diluted share, compared to a net loss of $543,000, or $(0.14) per diluted share in the comparable nine-month period of fiscal 2011.

Gregg O. Lehman, Ph.D., president and chief executive officer of MGC Diagnostics, said, “We are pleased with the operating progress made during the quarter, as well as with the ongoing reboarding and repositioning of the company. Considering the global economic challenges, we are pleased with the 14% increase in international sales and the 13% increase in worldwide equipment sales. Our new Executive Vice President – Global Sales, Matt Margolies and our Executive Vice President – Global Marketing and Corporate Strategy, Todd Austin are clearly having a positive impact on our sales process and are generating measurable results in the early going. This gives me great optimism for 2013 and beyond.

“The portion of our business from Group Purchasing Organizations (GPOs) nearly tripled to 52% of total sales in the third quarter of fiscal 2012 compared to 19% in last year’s third quarter. I believe it’s important to note, GPO sales are domestic only sales and accounted for 63% of the Company’s third quarter domestic sales compared to 24% last year,” said Dr. Lehman. “We believe this will continue to be a dependable sales channel for MGC Diagnostics going forward. This gives us the flexibility to focus our inside sales group on lead generation to provide our sales force qualified leads that can shorten the sales cycle and make our sales force more efficient. Additionally, our sales force is having measureable success in converting our customers with older equipment into purchasers of new equipment. Maintenance and service contract billings increased 22% for the quarter, a positive trend we are dedicated to build upon. We are also pleased with the 200% expansion of our backlog from the third quarter last year.”

Dr. Lehman continued, “As you are aware, we recently announced a corporate rebranding initiative that included a change in the name of the Company to MGC Diagnostics Corporation. Although our GPO sales are at lower margins than our traditional sales, we believe that the new name more clearly communicates to our medical industry customers that we provide leading-edge cardio-pulmonary diagnostic technology based on the long and distinguished reputation of our MedGraphics brand. MGC Diagnostics will be a more proactive, forward-looking organization with a renewed dedication to product innovation, unmatched customer service and support, and always anticipating and creating solutions, technologically as well as in customer support, to solve unmet needs.

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“As part of the rebranding initiative we have introduced a new logo, a new website, new corporate identity package, and a new ticker symbol. The development of these new corporate branding initiatives had a moderate negative impact on the financial results of the just concluded third quarter, but we believe we will generate a solid return on our investment in the coming years.”

Dr. Lehman concluded, “All in all, we are pleased with the continued progress in repositioning this company for consistent growth and profitability in the coming years. With our rebranding and corporate initiatives completed, we anticipate a very bright future for the Company.

Discontinued Operations

In reporting these results for the three and nine months ended July 31, 2012 and 2011, the Company is presenting results from its New Leaf business line as “discontinued operations.” In December 2011, the Company announced that its Board of Directors had determined that it would seek strategic alternatives, including the possibility of a sale, of the New Leaf business and that it had hired an investment banker to assist it in this process. In May 2012, the Company entered into a letter of intent with a non-affiliated third party for the sale of the New Leaf business. The Company announced earlier today it sold the assets of its New Leaf business to Life Time Fitness for $1.235 million in a transaction that closed on August 28, 2012.

As a result, in this press release the Company has eliminated from its statement of operations all revenues and expenses associated with its New Leaf business and presented the income (loss) from New Leaf activities as “discontinued operations.” The Company has also reclassified its results for prior periods in these financial statements to reflect the discontinued operations treatment for its New Leaf business line.

Conference Call

The Company has scheduled a conference call for Thursday, August 30, 2012 at 4:30 p.m. ET to discuss its financial results for the third quarter of fiscal year 2012.

Participants can dial (877) 317-6789 or (412) 317-6789 to access the conference call, or listen via a live Internet webcast on the Company's website at www.mgcdiagnostics.com. A replay of the conference call will be available by dialing (877) 344-7529 or (412) 317-0088, confirmation code 10017652, through September 5, 2012. A webcast replay of the conference call will be accessible on the Company’s website at www.mgcdiagnostics.com for 90 days.

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About MGC Diagnostics

MGC Diagnostics Corporation (NASDAQ: MGCD), (formerly Angeion Corporation), is a global medical technology company dedicated to CardioRespiratory health solutions. MGC Diagnostics develops, manufactures and markets non-invasive diagnostic systems. This portfolio of products provide solutions for disease detection, integrated care, and wellness across the spectrum of CardioRespiratory healthcare. The Company’s products are sold internationally through distributors and in the United States through a direct sales force targeting heart and lung specialists located in hospitals, university-based medical centers, medical clinics, physicians’ offices, pharmaceutical companies, medical device manufacturers, and clinical research organizations (CROs). For more information about MGC Diagnostics, visit www.mgcdiagnostics.com.

Cautionary Statement Regarding Forward Looking Statements

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, MGC Diagnostics Corporation may make forward−looking statements concerning possible or anticipated future financial performance, business activities or plans that include the words “believes,” “expects,” “anticipates,” “intends” or similar expressions. For these forward−looking statements, the Company claims the protection of the safe harbor for forward−looking statements contained in federal securities laws. These forward−looking statements are subject to a number of factors, risks and uncertainties, including those disclosed in our periodic filings with the SEC, that could cause actual performance, activities or plans after the date the statements are made to differ significantly from those indicated in the forward−looking statements. For a list of these factors¸ see the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements,“ in the Company’s Form 10-K for the year ended October 31, 2011, and any updates in subsequent filings on Form 10-Q or Form 8-K under the Securities Exchange Act of 1934.

Contact:	Robert M. Wolf MGC Diagnostics Corporation Chief Financial Officer (651) 484-4874	Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC (602) 889-9700 mgcd@lythampartners.com

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MGC DIAGNOSTICS CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

July 31, 2012 and October 31, 2011

(In thousands, except share and per share data)

	July 31, 2012	October 31, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,709	$8,461
Short-term investments	—	723
Accounts receivable, net of allowance for doubtful accounts of $45 and $96, respectively	4,720	5,958
Inventories, net of obsolescence reserve of $501 and $431, respectively	4,057	3,688
Prepaid expenses and other current assets	550	235
Current assets of discontinued operations	55	62
Total Current Assets	18,091	19,127
Property and equipment, net of accumulated depreciation of $3,887 and $3,709, respectively	400	440
Intangible assets, net	1,438	1,174
Noncurrent assets of discontinued operations	25	31
Total Assets	$19,954	$20,772

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,587	$2,022
Employee compensation	1,367	1,481
Deferred income	1,867	1,771
Warranty reserve	94	141
Other current liabilities and accrued expenses	456	221
Total Current Liabilities	5,371	5,636
Long-term Liabilities:
Long-term deferred income and other	725	817
Total Liabilities	6,096	6,453
Commitments and Contingencies	—	—
Shareholders’ Equity:
Common Stock, $0.10 par value, authorized 25,000,000 shares, 3,993,900 and 3,905,648 shares issued and 3,884,029 and 3,778,796 shares outstanding in 2012 and 2011, respectively	388	378
Undesignated shares, authorized 5,000,000 shares, no shares issued and outstanding	—	—
Additional paid-in capital	20,944	20,622
Accumulated deficit	(7,474)	(6,683)
Accumulated other comprehensive income	—	2
Total Shareholders’ Equity	13,858	14,319
Total Liabilities and Shareholders’ Equity	$19,954	$20,772

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MGC DIAGNOSTICS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

(Unaudited, in thousands, except per share data)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2012	2011	2012	2011
Revenues
Equipment, supplies and accessories revenues	$5,876	$5,313	$15,738	$16,176
Service revenues	1,019	1,066	3,188	2,933
	6,895	6,379	18,926	19,109
Cost of revenues
Cost of equipment, supplies and accessories revenues	2,835	2,348	7,564	7,208
Cost of service revenues	354	363	1,086	1,041
	3,189	2,711	8,650	8,249
Gross margin	3,706	3,668	10,276	10,860
Operating expenses:
Selling and marketing	2,132	1,585	5,558	4,930
General and administrative	913	916	2,988	3,243
Research and development	825	924	2,455	2,387
Amortization of intangibles	112	105	329	315
	3,982	3,530	11,330	10,875
Operating (loss) income	(276)	138	(1,054)	(15)
Interest income	3	10	7	20
(Loss) income from continuing operations before taxes	(273)	148	(1,047)	5
Provision for taxes	7	10	21	30
(Loss) income from continuing operations	(280)	138	(1,068)	(25)
Discontinued operations:
Income (loss) from operations of discontinued operations	147	(219)	277	(518)
Net loss	(133)	(81)	(791)	(543)
Other comprehensive loss; net of tax
Unrealized loss on securities	—	(4)	(2)	(3)
Comprehensive loss	$(133)	$(85)	$(793)	$(546)
(Loss) income per share:
Basic
From continuing operations	$(0.07)	$0.04	$(0.28)	$(0.01)
From discontinued operations	0.04	(0.06)	0.07	(0.13)
Total	$(0.03)	$(0.02)	$(0.21)	$(0.14)
Diluted
From continuing operations	$(0.07)	$0.04	$(0.28)	$(0.01)
From discontinued operations	0.04	(0.06)	0.07	(0.13)
Total	$(0.03)	$(0.02)	$(0.21)	$(0.14)
Weighted average common shares outstanding:
Basic	3,847	3,774	3,808	3,767
Diluted	3,847	3,837	3,808	3,767

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MGC DIAGNOSTICS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended July 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(791)	$(543)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	182	199
Amortization	329	315
Stock-based compensation	269	198
Decrease in allowance for doubtful accounts	(51)	(54)
Increase (decrease) in inventory obsolescence reserve	70	(27)
Loss on disposal of equipment	1	24
Change in operating assets and liabilities:
Accounts receivable	1,289	574
Inventories	(432)	(407)
Prepaid expenses and other current assets	(315)	24
Accounts payable	(435)	(132)
Employee compensation	(114)	(928)
Deferred income	32	136
Warranty reserve	(47)	(60)
Other current liabilities and accrued expenses	235	(108)
Net cash provided by (used in) operating activities	222	(789)

Cash flows from investing activities:
Sales of investments	721	2,476
Purchases of property and equipment and intangible assets	(730)	(427)
Net cash (used in) provided by investing activities	(9)	2,049

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock purchase plan	50	20
Proceeds from the exercise of stock options	97	48
Repurchase of common stock	(66)	(148)
Repurchase of common stock upon vesting of restricted stock grants	(46)	(39)
Net cash provided by (used in) financing activities	35	(119)
Net increase in cash and cash equivalents	248	1,141

Cash and cash equivalents at beginning of period	8,461	6,943
Cash and cash equivalents at end of period	$8,709	$8,084
Cash paid for taxes	$22	$24
Supplemental non-cash items:
Common stock issued for long-term liability	$42	$—
Share value received for stock option exercises	—	89

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